Exhibit 10.4
MONDELĒZ INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN
(Amended and Restated as of February 3, 2017)

GLOBAL DEFERRED STOCK UNIT AGREEMENT
MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (the “Company”), hereby grants to the employee (the “Employee”) named in the award statement provided to the Employee (the “Award Statement”) as of the date set forth in the Award Statement (the “Grant Date”) pursuant to the provisions of the Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan, as amended from time to time (the “Plan”), Deferred Stock Units (the “Grant”) representing a right to receive a corresponding number of shares of Common Stock of the Company set forth in the Award Statement, upon and subject to the restrictions, terms and conditions set forth below (including the country-specific terms set forth in the attached Appendix A), in the Award Statement and in the Plan. Capitalized terms not otherwise defined in this Global Deferred Stock Unit Agreement (this “Agreement”) shall have the same meaning as defined under the Plan. All references to action of or approval by the Committee shall be deemed to include action of or approval by any other person(s) to whom the Committee has delegated authority to act.
The Grant is subject to the following terms and conditions (including the country-specific terms set forth in Appendix A to this Agreement):
The Employee must either execute and deliver an acceptance of the terms set forth in this Agreement or electronically accept the terms set forth in this Agreement, in the manner and within a period specified by the Committee. The Committee may, in its sole discretion, cancel the Deferred Stock Units if the Employee fails to accept this Agreement and related documents within the specified period or using the procedures for acceptance established by the Committee.
1.    Restrictions. Except as expressly provided in this Agreement, the restrictions on the Deferred Stock Units shall lapse and the Deferred Stock Units shall vest on the Vesting Date shown in the Award Statement (the “Vesting Date”), provided that the Employee remains an active employee of the Mondelēz Group during the entire period commencing on the Grant Date and ending on the Vesting Date.
2.    Termination of Employment Before Vesting Date. Unless determined otherwise by the Committee or except as expressly provided in this Agreement, if the Employee terminated employment with the Mondelēz Group prior to the Vesting Date, the Employee shall forfeit all rights to the Deferred Stock Units and the shares of Common Stock underlying the Deferred Stock Units. If the Employee terminates employment with the Mondelēz Group prior to the Vesting Date due to:
(a)    the Employee’s death or Disability (as defined below in paragraph 21), the restrictions on the Deferred Stock Units shall lapse and the Deferred Stock Units shall become fully vested on the date of the Employee’s death or termination due to Disability; or
(b)    the Employee’s Retirement (as defined below in paragraph 21), or as otherwise determined by the Committee, and provided that (i) the Deferred Stock Units are not otherwise accounted for, or included in, the Employee’s severance or retirement arrangement with the Mondelēz Group; (ii) the Employee timely executes a general release and waiver of claims in a form and manner determined by the Company in its sole discretion; and (iii) the Retirement date occurs on or after the 180th day following the Grant Date then:
(1) in the event that the Employee's Retirement occurs because the Employee is age 65 or older with at least five (5) or more years of active continuous employment with the Mondelēz Group, the restrictions on the Deferred Stock Units shall lapse and the Deferred Stock Units shall become fully vested on the date of the Employee’s Retirement;
(2) in the event that the Employee's Retirement occurs because the Employee is age 55 or older with at least ten (10) or more years of active continuous employment with the

Mondelēz Group, the Deferred Stock Units will vest on a pro-rata basis. The proration amount will be a fraction, the numerator of which is the number of months (excluding the month of the Grant Date and including partial months thereafter, rounded up to the next whole month) the Employee was actively employed by the Mondelēz Group during the vesting period and the denominator of which is the total number of months in the vesting period.
For clarity, in the event any of (i), (ii) or (iii) of this subsection 2(b) are not met then, unless determined otherwise by the Committee, the Employee shall forfeit all rights to the Deferred Stock Units and the shares of Common Stock underlying the Deferred Stock Units.
For purposes of this Agreement, the Employee’s employment shall be deemed to be terminated when he or she is no longer actively employed by the Mondelēz Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment agreement, if any). The Employee shall not be considered actively employed during any period for which he or she is receiving, or is eligible to receive, salary continuation, notice period or garden leave payments, or other comparable benefits or through other such arrangements that may be entered into that give rise to separation or notice pay. The Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Deferred Stock Units. Unless otherwise determined by the Committee, leaves of absence shall not constitute a termination of employment for purposes of this Agreement.
3.    Voting and Dividend Rights. The Employee does not have the right to vote the Deferred Stock Units or receive dividends or dividend equivalents prior to the date, if any, such Deferred Stock Units vest and are paid to the Employee in the form of Common Stock pursuant to the terms hereof. However, the Employee shall receive cash payments (less applicable Tax-Related Items (as defined below)) in lieu of dividends otherwise payable with respect to shares of Common Stock equal in number to the unpaid Deferred Stock Units that have not been forfeited, as such dividends are paid.
4.    Transfer Restrictions. This Grant and the Deferred Stock Units are non-transferable and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Grant shall immediately become null and void and the Deferred Stock Units shall be forfeited. These restrictions shall not apply, however, to any payments received pursuant to paragraph 7 below.
5.    Withholding Taxes. The Employee acknowledges that regardless of any action taken by the Company or, if different, the Employee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Employee’s participation in the Plan and legally applicable to the Employee or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Employee even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains his or her responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Deferred Stock Units, including the grant, vesting or settlement of the Deferred Stock Units, the receipt of any dividends or cash payments in lieu of dividends, or the subsequent sale of shares of Common Stock; and (b) do not commit to and are under no obligation to structure the terms of the grant of the Deferred Stock Units or any aspect of the Employee’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result. Further, if the Employee becomes subject to any Tax-Related Items in more than one jurisdiction, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.
The Employee acknowledges and agrees that the Company may refuse to issue or deliver shares of Common Stock upon vesting of the Deferred Stock Units if Employee fails to comply with his or her Tax-Related Items obligations or the Company has not received payment in a form acceptable to the Company for all applicable Tax-Related Items, as well as amounts due to the Company as “hypothetical taxes”, if applicable, pursuant to the then-current international assignment and tax and/or social insurance equalization policies and procedures of the Mondelēz Group, or arrangements satisfactory to the Company for the payment thereof have been made.
In this regard, the Employee authorizes the Company and/or the Employer, in their sole discretion and without any notice or further authorization by the Employee, to satisfy any applicable withholding obligations with regard to all Tax-Related Items legally due by the Employee (or otherwise due by the Employee as set forth in this paragraph 5) and any hypothetical taxes from the Employee’s wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of the shares of Common Stock issued upon vesting of the Deferred Stock Units, in which case, the Company may instruct the broker it has selected for this purpose (on the Employee’s behalf and at the Employee’s direction pursuant to this authorization without further consent) to sell any shares of Common Stock that the Employee acquires upon vesting of the Deferred Stock Units, except to the extent that such a sale would violate any U.S. federal securities law or other applicable law. Alternatively, or in addition, the Company may (i) deduct the number of Deferred Stock Units having an aggregate value equal to the amount of Tax-Related Items and any hypothetical taxes due from the total number of Deferred Stock Units awarded, vested, paid or otherwise becoming subject to current taxation; and/or (ii) satisfy the Tax-Related Items and any hypothetical taxes arising from the vesting of the Deferred Stock Units through any other method established by the Company. Notwithstanding the foregoing, if the Employee is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will withhold in shares of Common Stock issuable at vesting of the Deferred Stock Units upon the relevant withholding event or the Committee may determine that a particular method be used to satisfy any required withholding. Finally, the Employee agrees to pay to the Company or the Employer any amount of Tax-Related Items and any hypothetical taxes that the Company or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by the means previously described.
        The Company may withhold or account for Tax-Related Items and any hypothetical taxes by considering statutory withholding rates (in accordance with Section 14(d) of the Plan) or other withholding rates, including minimum rates or maximum rates applicable in the Employee’s jurisdiction(s), in which case the Employee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent shares of Common Stock or, if not refunded, the Employee may be able to seek a refund from the applicable tax authorities. In the event of under-withholding, the Employee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Employee is deemed to have been issued the full number of shares of Common Stock underlying the Grant, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items and/or hypothetical taxes due as a result of any aspect of the Employee’s participation in the Plan.
6.    Death of Employee. If any of the Deferred Stock Units shall vest upon the death of the Employee, any Common Stock received in payment of the vested Deferred Stock Units shall be registered in the name of and delivered to the estate of the Employee.
7.    Payment of Deferred Stock Units. Each Deferred Stock Unit granted pursuant to this Grant represents an unfunded and unsecured promise of the Company to issue to the Employee, after the date the Deferred Stock Units vest pursuant to paragraph 1 or 2 and otherwise subject to the terms of this Agreement (including the country-specific terms set forth in Appendix A to this Agreement), the value of one share of the Common Stock. Except as otherwise expressly provided and subject to the terms of this Agreement (including Appendix A hereto and Section 9), such issuance shall be made to the Employee (or, in the event of his or her death to the Employee’s estate or beneficiary as provided above) in the form of Common Stock as soon as practicable, but not later than 30 days, following the vesting of the Deferred Stock Units pursuant to paragraph 1 or 2 (and with respect to the vesting of Deferred Stock Units pursuant to paragraph 1, in no event later than the last day of the calendar year in which such vesting occurred).
8.    Special Payment Provisions. Notwithstanding anything to the contrary in the Agreement, if the Deferred Stock Units are considered nonqualified deferred compensation subject to Section 409A of the Code and are settled on or on a date that is by reference to the Employee’s “separation from service” and the Employee is a “specified employee” (each within the meaning of Section 409A of the Code and each determined by the Company it its sole discretion) on the date the Employee experiences a separation from service, then the Deferred Stock Units (or applicable portion thereof) shall be settled on the first business day of the seventh month following the Employee’s separation from service, or, if earlier, on the date of the Employee’s death, to the extent such delayed payment is required in order to avoid a prohibited distribution under Section 409A of the Code.
9.    Restrictions and Covenants.
(a)In addition to such other conditions as may be established by the Company or the Committee, in consideration for making a Grant under the terms of the Plan, the Employee agrees and covenants as follows for a period of twelve (12) months following the date of the Employee’s termination of employment from the Mondelēz Group:
1.to protect the Mondelēz Group’s legitimate business interests in its confidential information, trade secrets and goodwill, and to enable the Mondelēz Group’s ability to reserve these for the exclusive knowledge and use of the Mondelēz Group, which is of great competitive importance and commercial value to the Mondelēz Group, the Employee, without the express written permission of the Company’s chief human resources officer, will not engage in any conduct in which the Employee contributes his/her knowledge and skills, directly or indirectly, in whole or in part, as an executive, employer, employee, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to a competitor or to an entity engaged in the same or similar business as the Mondelēz Group, including those engaged in the business of production, sale or marketing of snack foods (including, but not limited to gum, chocolate, confectionary products, biscuits or any other product or service the Employee has reason to know has been under development by the Mondelēz Group during the Employee’s employment with the Mondelēz Group). The Employee will not engage in any activity that may require or inevitably require the Employee’s use or disclosure of the Mondelēz Group’s confidential information, proprietary information and/or trade secrets;
2.to protect the Mondelēz Group’s investment in its employees and to ensure the long-term success of the business, the Employee, without the express written permission of the Company’s chief human resources officer, will not directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Mondelēz Group; and
3.to protect the Mondelēz Group’s investment in its development of goodwill and customers and to ensure the long-term success of the business, the Employee will not directly or indirectly solicit (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, instant message, SMS text messaging and social media) or attempt to directly or indirectly solicit, contact or meet with the current or prospective customers of the Mondelēz Group for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Mondelēz Group.
The provisions contained herein in paragraph 9 are not in lieu of, but are in addition to the continuing obligation of the Employee (which the Employee acknowledges by accepting any Grant under the Plan) to not use or disclose the Mondelēz Group’s trade secrets or Confidential Information known to the Employee until any particular trade secret or Confidential Information becomes generally known (through no fault of the Employee), whereupon the restriction on use and disclosure shall cease as to that item. For purposes of this agreement, “Confidential Information” includes, but is not limited to, certain sales, marketing, strategy, financial, product, personnel, manufacturing, technical and other proprietary information and material which are the property of the Mondelēz Group. The Employee understands that this list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

(b)A main purpose of the Plan is to strengthen the alignment of long-term interests between employees and the Mondelēz Group by providing an ownership interest in the Company, and to prevent former employees whose interests become adverse to the Company from maintaining that ownership interest. By acceptance of any Grant (including the Deferred Stock Units) under the Plan, the Employee acknowledges and agrees that if the Employee breaches any of the covenants set forth in paragraph 9(a):
1.all unvested Grants (including any unvested Deferred Stock Units) shall be immediately forfeited;
2.the Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Grants (including the Deferred Stock Units) at any time if the Employee is not in compliance with all terms and conditions set forth in the Plan and this Agreement including, but not limited to, paragraph 9(a);
3.the Employee shall repay to the Mondelēz Group the net proceeds of any Plan benefit that occurs at any time after the earlier of the following two dates: (i) the date twelve (12) months immediately preceding any such violation; or (ii) the date six (6) months prior to the Employee’s termination of employment with the Mondelēz Group. The Employee shall repay to the Mondelēz Group the net proceeds in such a manner and on such terms and conditions as may be required by the Mondelēz Group, and the Mondelēz Group shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Employee by the Mondelēz Group, in a way that is intended to avoid the application of penalties under Section 409A of the Code, if applicable, or other applicable law. For purposes of this paragraph, net proceeds shall mean the Fair Market Value of the shares of Common Stock less any Tax-Related Items; and
4.the Mondelēz Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security as the Employee acknowledges that such breach would cause the Mondelēz Group to suffer irreparable harm. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
(c)If any provision contained in this paragraph 9 shall for any reason, whether by application of existing law or law which may develop after the Employee’s acceptance of a Grant under the Plan be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration or territory, the Employee agrees to join the Mondelēz Group in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.
(d)Notwithstanding the foregoing, no section of this Agreement is intended to or shall limit, prevent, impede or interfere with the Employee’s non-waivable right, without prior notice to the Company, to provide information to, participate in investigations by or testify in proceedings before any federal, state or local government subdivision or agency, including but not limited to the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, U.S. Department of Justice, the U.S. Congress, or any agency Inspector General, regarding the Mondelēz Group’s past or future conduct, or to engage in any activities protected under applicable whistleblower statutes, or to receive and fully retain a monetary award from a government-administered whistleblower award program for providing information directly to a government agency. The Employee does not need prior authorization from the Mondelēz Group to make any such reports or disclosures and is not required to notify the Mondelēz Group that the Employee has made such reports or disclosures.
(e)The Employee is hereby advised in writing to consult with an attorney before entering into the covenants outlined in this Section 9. The Employee acknowledges that prior to acceptance of this Agreement, the Employee has been advised by the Company of the Employee's right to seek independent advice from an attorney of the Employee's own selection regarding this Agreement, including the restraints imposed upon him or her pursuant to this Section 9. The Employee acknowledges that they have entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. The Employee further represents that in entering into this Agreement, the Employee is not relying on any statements or representations made by any of the Company's directors, officers, employees or agents which are not expressly set forth herein, and that the Employee is relying only upon their own judgment and any advice provided by the Employee's attorney. The Employee acknowledges he or she has been provided at minimum 14 calendar days to review the provisions contained herein but may voluntarily waive this period and sign prior to the 14 calendar day period lapsing.
(f)For purposes of this Section 9, the Company and any member of the Mondelēz Group shall be deemed to be third-party beneficiaries with the right to seek enforcement of any of the provisions of this Section 9. Further, for purposes of this Section 9, references to acting directly or indirectly include acting jointly with or through another person.
10.    Clawback Policy/ Forfeiture. The Employee understands and agrees that in the Committee’s sole discretion, the Company may cancel all or part of the Deferred Stock Units or require repayment by the Employee to the Company of all or part of any cash payment or shares of Common Stock underlying any vested Deferred Stock Units pursuant to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company, including a violation of paragraph 9 above, from time to time. In addition, any payments or benefits the Employee may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, rules promulgated by the Commission or any other applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Common Stock is listed or traded, as may be in effect from time to time.
11.    Original Issue or Transfer Taxes. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to the delivery of the shares of Common Stock underlying the vested Deferred Stock Units, except as otherwise provided in paragraph 5.
12.    Grant Confers No Rights to Continued Employment. Nothing contained in the Plan or this Agreement (including the country-specific terms set forth in Appendix A to this Agreement) shall give any Employee the right to be retained in the employment of any member of the Mondelēz Group, affect the right of any Employer to terminate any Employee, or be interpreted as forming or amending an employment or service contract with any member of the Mondelēz Group. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of the Employee.
13.    Nature of the Grant. In accepting the Deferred Stock Units, the Employee acknowledges, understands, and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the Grant is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Grants, or benefits in lieu of Deferred Stock Units, even if Deferred Stock Units have been granted in the past;
(c)all decisions with respect to future Grants, if any, will be at the sole discretion of the Committee;
(d)the Employee’s participation in the Plan is voluntary;
(e)the Deferred Stock Units and the shares of Common Stock subject to the Deferred Stock Units, and the income and value of same, are not intended to replace any pension rights or compensation;

(f)the Grant and the shares of Common Stock subject to the Deferred Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension, retirement or welfare benefits or similar mandatory payments;
(g)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted;
(h)unless otherwise agreed with the Company, the Deferred Stock Units and the shares of Common Stock underlying the Deferred Stock Units, and the income and value of same, are not granted as consideration for, or in connection with, the service the Employee may provide as a director of any entity of the Mondelēz Group;
(i)the Employee understands and agrees that the Employee should consult with the Employee’s own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan and that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan or Employee’s acquisition or sale of the underlying shares of Common Stock;
(j)unless otherwise provided in the Plan or by the Company in its discretion, the Grant of Deferred Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Deferred Stock Units or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock;
(k)the Deferred Stock Units and the shares of Common Stock subject to the Deferred Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for any purpose;
(l)neither the Company, the Employer nor any member of the Mondelēz Group shall be liable for any foreign exchange rate fluctuation between the Employee’s local currency and the United States Dollar that may affect the value of the Deferred Stock Units or any shares of Common Stock delivered to the Employee upon vesting of the Deferred Stock Units or of any proceeds resulting from the Employee’s sale of such shares; and
(m)no claim or entitlement to compensation or damages shall arise from forfeiture of the Deferred Stock Units or the recoupment of any shares of Common Stock acquired under the Plan resulting from (a) the termination of the Employee’s employment or other service relationship by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of his or her employment agreement, if any); and/or (b) the application of any recoupment policy or any recovery or clawback policy otherwise required by law.
14.    Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other grant materials (“Data”) by and among the Mondelēz Group for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.
The Employee understands that the Mondelēz Group may hold certain personal information about him or her, including, but not limited to, the Employee’s name, home address, email address and telephone number, date of birth, social security, passport or insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, and details of the Deferred Stock Units or any other entitlement to shares of Common Stock or other equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

The Employee understands that Data will be transferred to E*TRADE Financial Corporate Services Inc. and its affiliates (“E*TRADE”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company in the future. The Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Employee’s country. If the Employee resides outside the United States, the Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative. The Employee authorizes the Company, E*TRADE, PricewaterhouseCoopers LLP and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. If the Employee resides outside the United States, the Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. Further, the Employee understands that the Employee is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke his or her consent, the Employee’s employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant the Employee Deferred Stock Units or other equity awards or administer or maintain such grants. The Employee also understands that the Company has no obligation to substitute other forms of Grants or compensation in lieu of the Deferred Stock Units as a consequence of the Employee’s refusal or withdrawal of his or her consent. Therefore, the Employee understands that refusing or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact the Employee’s local human resources representative.
Further, upon request of the Company or the Employer, the Employee agrees to provide an executed data privacy form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Employee for the purpose of administering the Employee’s participation in the Plan in compliance with the data privacy laws in the Employee’s country, either now or in the future. The Employee understands and agrees that he or she will not be able to participate in the Plan if the Employee’s fails to provide any such consent or agreement as requested by the Company and/or the Employer.
15.    Notices. Any notice required or permitted hereunder shall be (i) given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party or (ii) delivered electronically through the Company’s electronic mail system (including any notices delivered by a third-party) and shall be deemed effectively given upon such delivery. Any documents required to be given or delivered to the Employee related to current or future participation in the Plan may also be delivered through electronic means as described in paragraph 16 below.
16.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.    Language. The Employee acknowledges that he or she is sufficiently proficient in English, or, alternatively, the Employee acknowledges that he or she will seek appropriate assistance, to understand the terms and conditions in the Agreement. Furthermore, if the Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
18.    Interpretation. The terms and provisions of the Plan (a copy of which will be made available online or furnished to the Employee upon written request to the Corporate Secretary, Mondelēz International, Inc., 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A.) are incorporated herein by reference. To the extent any provision in the Award Statement or this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The Committee shall have the right to resolve all questions that may arise in connection with the Grant or this Agreement, including whether the Employee is no longer actively employed. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
19.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Statement or the Plan.
20.    Entire Agreement; Governing Law. The Award Statement, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except as provided in the Award Statement, the Plan or this Agreement or by means of a writing signed by the Company and the Employee. Nothing in the Award Statement, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Award Statement, the Plan and this Agreement are to be construed in accordance with and governed by the substantive laws of the Commonwealth of Virginia, U.S.A., without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of the Commonwealth of Virginia to the rights and duties of the parties. Unless otherwise provided in the Award Statement, the Plan or this Agreement, the Employee is deemed to submit to the exclusive jurisdiction of the Commonwealth of Virginia, U.S.A., and agrees that such litigation shall be conducted in the courts of Henrico County, Virginia, or the federal courts for the United States for the Eastern District of Virginia. This Agreement is intended to be exempt from, or otherwise comply with, Section 409A of the Code and shall be interpreted, operated and administered in a manner consistent with such intent. The Company reserves the right, to amend or modify this Agreement at any time, without the consent of the Employee or any other party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Nothing in the Agreement or the Plan shall provide a basis for any person to take action against the Mondelēz Group based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid under the Grant made hereunder, and Mondelēz Group shall not under any circumstances have any liability to any employee or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A of the Code. For purposes of Section 409A of the Code, each payment and each series of payments under this Agreement, if any, shall be treated as a separate payment.
21.    Miscellaneous. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the

Mondelēz Group, in each case subject to any Board or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For the purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, the termination of employment on or after either (i) the date the Employee is age 55 or older with at least ten (10) or more years of active continuous employment with the Mondelēz Group or (ii) the date the Employee is age 65 or older with at least five (5) or more years of active continuous employment with the Mondelēz Group.
Notwithstanding the above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in the Employee’s jurisdiction that likely would result in the favorable Retirement treatment (as set forth above) that applies to the Deferred Stock Units being deemed unlawful and/or discriminatory, then the Company will not apply the favorable Retirement treatment at the time of termination and the Deferred Stock Units will be treated as they would under the rules that apply if the Employee’s employment is terminated for reasons other than Retirement, death or Disability.
22.    Compliance With Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any Common Stock issuable upon settlement of the Deferred Stock Units prior to the completion of any registration or qualification of the shares of Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Employee understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Commission or any state, provincial or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, the Employee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Employee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Common Stock.
23.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
24.    Headings. Headings of paragraphs and sections used in this Agreement are for convenience only and are not part of this Agreement, and must not be used in construing it.
25.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the Deferred Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
26.    Insider Trading/Market Abuse Laws. The Employee may be subject to insider trading and/or market abuse laws, which may affect the Employee’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to such shares (e.g., Deferred Stock Units) or rights linked to the value of shares of Common Stock under the Plan during such times as the Employee is considered to have “material nonpublic information” or “insider information” regarding the Company (as defined by the laws or regulations in the relevant jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee places before the Employee possessed inside information. Furthermore, the Employee could be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the

Company’s insider trading policy, and the requirements of applicable laws may or may not be consistent with the terms of the Company’s insider trading policy. The Employee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and that the Employee should speak to his or her personal advisor on this matter.
27.    Exchange Control, Tax and Foreign Asset/Account Reporting Requirements. The Employee acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect the Employee’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage, bank account or legal entity outside the Employee’s country. The Employee may be required to report such accounts, balances, assets and/or the related transactions to the tax or other authorities in his or her country. The Employee also may be required to repatriate sale proceeds or other funds received as a result of the Employee’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. In addition, the Employee agrees to take any and all actions required by the Company, any other entity in the Mondelēz Group or the local laws, rules and regulations in the Employee’s country of residence (and country of employment, if different) that may be required to comply with such laws, rules and regulations. The Employee acknowledges that it is the Employee’s responsibility to be compliant with such regulations, and the Employee should consult his or her personal legal advisor for any details.
28.    Appendix. Notwithstanding any provisions in this Agreement, the Deferred Stock Units shall be subject to any terms set forth in the Appendix to this Agreement for the Employee’s country. Moreover, if the Employee relocates to one of the countries included in the Appendix, the terms for such country will apply to the Employee, to the extent the Company determines that the application of such terms is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
29.    Waiver. The Employee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by the Employee or any other participant of the Plan.
30.    Conformity to Securities Laws. The Employee acknowledges that the Award Statement, the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Award Statement, the Plan and this Agreement shall be administered, and the Grant is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Award Statement, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

***

The Employee acknowledges that the Employee has reviewed the Plan, the Award Statement and this Agreement (including any appendices hereto) in their entirety and fully understands their respective provisions. The Employee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Award Statement or this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the Grant Date.

MONDELĒZ INTERNATIONAL, INC.

Ellen M. Smith
SVP & Chief Counsel, Chief Compliance Officer & Corporate Secretary

APPENDIX A

MONDELĒZ INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN
(Amended and Restated as of February 3, 2017)

ADDITIONAL TERMS AND CONDITIONS OF THE
GLOBAL DEFERRED STOCK UNIT AGREEMENT
This Appendix A includes additional terms and conditions that govern the Deferred Stock Units granted to the Employee under the Plan if he or she resides and/or works in one of the countries listed herein. If the Employee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Employee is currently residing and/or working, or if the Employee transfers to another country after receiving the Deferred Stock Units, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Employee. Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Global Deferred Stock Unit Agreement (the “Agreement”).
This Appendix A also includes information regarding securities, exchange control and certain other issues of which the Employee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2023. Such laws are often complex and change frequently. As a result, the Employee should not rely on the information in this Appendix A as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Employee vests in the Deferred Stock Units or sells shares of Common Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Employee’s particular situation, and the Company is not in a position to assure the Employee of a particular result. Accordingly, the Employee should seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Employee’s situation.
Finally, if the Employee is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Employee in the same manner.
EUROPEAN UNION / EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM

TERMS AND CONDITIONS

Data Privacy Notice. The following provision replaces in its entirety paragraph 14 of the Agreement:
If the Employee is based in the European Union (“EU”), the European Economic Area, Switzerland or the United Kingdom, the Employee should note that Mondelēz International, Inc., with registered address at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. is the controller responsible for the processing of the Employee's Personal Data (as defined below) in connection with the Agreement and the Plan.
Data Collection and Usage. Pursuant to applicable data protection laws, the Employee is hereby notified that the Company collects, processes and uses the following types of personal data about the Employee: name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in any entity in the Mondelēz Group, details of all Deferred Stock Units or any other entitlement to shares awarded, canceled, settled, vested, unvested or outstanding in the Employee’s favor, which the Company receives from the Employee or the Employer (“Personal Data”) for the exclusive legitimate purpose of granting Deferred Stock Units and implementing, administering and managing the Employee’s participation in the Plan.

Purposes and Legal Bases of Processing. The legal basis for the processing of the Personal Data by the Company is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards. The Employee understands that providing the Company with Personal Data is necessary for the performance of the Agreement and that the Employee's refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Employee's ability to participate in the Plan.
International Data Transfers. The Company is located in the United States which means that it will be necessary for Personal Data to be transferred to, and processed in, the United States. The Employee understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and that the Employee’s Personal Data may not have an equivalent level of protection as compared to the Employee’s country of residence. To provide appropriate safeguards for the protection of the Employee’s Personal Data, the Personal Data is transferred to the Company based on data transfer and processing agreements implementing the EU Standard Contractual Clauses. Further, the Employee understands that the Company transfers his or her Personal Data, or parts thereof to third parties based on agreements implementing the EU Standard Contractual Clauses. These third parties include E*TRADE Financial Corporate Services Inc. (“E*TRADE”), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. E*TRADE has opened or will open an account for the Employee to receive and trade shares of Common Stock acquired under the Plan. The Employee understands that Personal Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company. In the future, the Company may select a different service provider or other service providers and share the Personal Data with such other provider(s) serving the Company in a similar manner. The Employee may be asked to agree on separate terms and data processing practices with E*TRADE, PricewaterhouseCoopers LLP or KPMG LLP with such agreement being a condition to the Employee’s ability to participate in the Plan.
The Employee may request a copy of the safeguards used to protect his or her Personal Data or the names and addresses of any potential recipients of Personal Data by contacting the Company at: DataProtectionOfficeMEU@mdlz.com.
Data Retention. The Company will use the Personal Data only as long as necessary to implement, administer and manage the Employee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Personal Data, the Company will remove it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
Data Subject Rights. To the extent provided by law, the Employee has the right to (i) inquire whether and what kind of Personal Data the Company holds about the Employee and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of Personal Data in certain situations where the Employee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, (vi) request portability of Personal Data that the Employee has actively or passively provided to the Company, where the processing of such Personal Data is based on consent or a contractual agreement with the Employee and is carried out by automated means, or (vii) lodge a complaint with the competent local data protection authority. To receive additional information regarding the Employee’s rights, raise any other questions regarding the practices described in the Agreement or to exercise his or her rights, the Employee should contact the Company at: DataProtectionOfficeMEU@mdlz.com.
ALGERIA
TERMS AND CONDITIONS

Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Algeria shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date.
ARGENTINA
TERMS AND CONDITIONS
Restrictions and Covenants. Notwithstanding anything to the contrary in the Agreement, paragraph 9 of the Agreement will not apply to Argentinian Employees.
Labor Law Policy and Acknowledgement. The following provision supplements paragraph 13 of the Agreement:
The Employee acknowledges and agrees that the Grant is made by the Company (not the Employer) in its sole discretion and that the value of the Deferred Stock Units or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits, such as vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered for any purpose under Argentine labor law, the Employee acknowledges and agrees that such benefits shall not accrue more frequently than on each vesting date.
NOTIFICATIONS
Type of Offering. Neither the Units nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina.
Exchange Control Information. The Employee is solely responsible for complying with the exchange control rules that may apply in connection with his or her participation in the Plan and/or the transfer of proceeds acquired under the Plan into Argentina. Prior to vesting in the Deferred Stock Units or transferring proceeds into Argentina, the Employee should consult his or her local bank and exchange control advisor to confirm the exchange control rules and required documentation.
Foreign Asset/Account Reporting Information. The Employee must report holdings of any equity interest in a foreign company (e.g., shares of Common Stock acquired under the Plan) on his or her annual tax return each year.
AUSTRALIA
TERMS AND CONDITIONS
Nature of Plan. The Employee’s right to participate in the Plan and receive the grant of Deferred Stock Units under the Plan is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth). If the Employee offers shares of Common Stock for sale to a person or entity resident in Australia, the Employee’s offer may be subject to disclosure requirements under Australian law. The Employee should obtain legal advice on applicable disclosure obligations prior to making any such offer.
Securities Law Disclosure. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). Please note that if the Employee offers shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Employee should obtain legal advice on the Employee’s disclosure obligations prior to making any such offer.

No payment constituting breach of law in Australia. Notwithstanding anything else in the Plan or the Agreement, the Employee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
NOTIFICATIONS
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Employee’s behalf, otherwise the Employee will be responsible for complying with any exchange control reporting requirements.
AUSTRIA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If the Employee holds shares of Common Stock acquired under the Plan or cash (including proceeds from the sale of shares of Common Stock) outside Austria, the Employee may be subject to reporting obligations to the Austrian National Bank.
Exchange Control Information. If the Employee holds securities (including shares of Common Stock acquired under the Plan) or cash (including proceeds from the sale of shares of Common Stock) outside of Austria, he or she may be subject to reporting obligations to the Austrian National Bank. If the value of the shares of Common Stock meets or exceeds a certain threshold, the Employee must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year using the form P2. Where the cash amounts held outside of Austria meet or exceed a certain threshold, monthly reporting obligations apply as explained in the next paragraph.
If the Employee sells shares of Common Stock, or receives any cash dividends, the Employee may have exchange control obligations if the Employee holds the cash proceeds outside Austria. If the transaction volume of all the Employee’s accounts abroad meets or exceeds a certain threshold, the Employee must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BAHRAIN
NOTIFICATIONS
Securities Law Information. The Agreement does not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any shares of Common Stock issued pursuant to the Deferred Stock Units under the Plan shall be deposited into a brokerage account in the United States. In no event will shares of Common Stock be issued or delivered in Bahrain. The issuance of shares of Common Stock pursuant to the Deferred Stock Units described herein has not and will not be registered in Bahrain and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, the Employee may not make any public advertising or announcements regarding the Deferred Stock Units or shares of Common Stock in Bahrain, promote these shares of Common Stock to legal entities or individuals in Bahrain, or sell shares of Common Stock directly to other legal entities or individuals in Bahrain. The Employee acknowledges and agrees that he or she is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside of Bahrain through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
BELGIUM
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Employee is required to report any securities (e.g., shares of Common Stock acquired under the Plan) or bank accounts established outside of Belgium on his or her annual tax return. In a separate report, Belgium residents are also required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Employee should consult a personal tax advisor with respect to the applicable reporting obligations.
Annual Securities Accounts Tax. If the value of securities held in a Belgian or foreign securities account exceeds EUR 1 million, a new “annual securities accounts tax” applies. Belgian residents should consult with their personal tax advisor regarding the new tax.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Deferred Stock Units, the Employee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the Deferred Stock Units, the receipt of any dividends and the sale of shares of Common Stock acquired under the Plan.
Labor Law Acknowledgment. By accepting the Deferred Stock Units, the Employee understands, acknowledges and agrees that, for all legal purposes (i) the Employee is making an investment decision and (ii) the value of the underlying shares of Common Stock are not fixed and may increase or decrease in value over the vesting period without compensation to the Employee.
NOTIFICATIONS
Exchange Control Information. Individuals who are resident or domiciled in Brazil are generally required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is greater than US$1,000,000. If such amount is equal to or greater than US$100,000,000, the referenced declaration must be submitted quarterly, in the month following the end of each quarter. Assets and rights to be included in this annual declaration include shares of Common Stock acquired under the Plan.
Tax on Financial Transaction (IOF). Repatriation of funds (e.g., sale proceeds from the sale of shares of Common Stock and/or dividends) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Employee’s responsibility to comply with any applicable Tax on Financial Transactions arising from his or her participation in the Plan. The Employee should consult with his or her personal tax advisor for additional details.
BULGARIA
NOTIFICATIONS
Exchange Control Information. The Employee will be required to file statistical forms with the Bulgarian national bank annually regarding his or her receivables in bank accounts abroad as well as securities held abroad (e.g., shares of Common Stock acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN50,000 as of the previous calendar year end. The reports are due by March 31.
The Employee should contact his or her bank in Bulgaria for additional information regarding these requirements.
CANADA
TERMS AND CONDITIONS
Form of Settlement. Deferred Stock Units granted to employees resident in Canada shall be paid in shares of Common Stock only.
Termination of Employment. The following provision supplements paragraph 2 of the Agreement:
Except as expressly required by applicable legislation, the Employee’s employment with the Mondelēz Group shall be deemed to be terminated and vesting of the Deferred Stock Units will terminate effective as of the date that is the earliest of: (1) the date the Employee’s employment with the Mondelēz Group is terminated, or (2) the date the Employee receives notice of termination of employment from the Mondelēz Group; regardless of the reason for such termination and whether or not later found to be invalid or in breach of any applicable law, including Canadian provincial employment law (including but not limited to statutory law, regulatory law and/or common law) or the terms of the Employee’s employment or service agreement, if any. The Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed or providing services and the termination date for purposes of the Agreement.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Employee’s right to vest in the Deferred Stock Units under the Plan, if any, will terminate effective as of the last day of the Employee’s minimum statutory notice period. The Employee will not earn or be entitled to pro-rated vesting for that portion of time before the date on which the Employee’s right to vest terminates or if the vesting date falls after the end of the Employee’s statutory notice period, nor will the Employee be entitled to any compensation for lost vesting.
The following provisions apply for Employees resident in Quebec:
Data Privacy. The following provision supplements paragraph 14 of the Agreement:
The Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Employee further authorizes the Mondelēz Group and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Employee acknowledges and agrees that the Employee’s personal information, including sensitive personal information, may be transferred or disclosed outside of the Province of Quebec, including to the United States. The Employee further authorizes the Mondelēz Group to record such information and to keep such information in his or her employee file. The Employee also acknowledges and authorizes the Company and any subsidiary or affiliate or other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Employee or the administration of the Plan.
Language. A French translation of the Plan and the Agreement can be made available to the Employee as soon as reasonably practicable upon the Employee’s request. The Employee understands that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable.

Une traduction française du Plan et du présent Contrat pourra êtremise à la disposition de Employé(e) dès que raisonnablement possible à la demande de l'Employé. Le Employé(e) comprend que, de temps à autre, des informations supplémentaires liées à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Compagnie traduira en français les documents relatifs à l'offre du Plan dès que raisonnablement possible.
NOTIFICATIONS
Securities Law Information. The Employee is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the Nasdaq Global Select Market).
Foreign Asset/Account Reporting Information. The Employee is required to report any specified foreign property annually on Form T1135 (Foreign Income Verification Statement) if the total cost of the Employee’s specified foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year. Specified foreign property includes shares of Common Stock acquired under the Plan and may include the Deferred Stock Units. The Deferred Stock Units must be reported--generally at a nil cost--if the $100,000 cost threshold is exceeded because of other specified foreign property the Employee holds. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB” ) of the shares of Common Stock. The ACB would normally equal the fair market value of the shares of Common Stock at vesting for Deferred Stock Units, but if the Employee owns other shares of Company Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock owned by the Employee. It is the Employee’s responsibility to comply with applicable reporting obligations.
CHILE
NOTIFICATIONS
Securities Law Information. The offer of Deferred Stock Units constitutes a private offering of securities in Chile effective as of the Grant Date. The offer of Deferred Stock Units is made subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Deferred Stock Units are not registered in Chile, the Company is not required to provide public information about the Deferred Stock Units or the shares of Common Stock in Chile. Unless the Deferred Stock Units and/or the shares of Common Stock are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta oferta de Unidades de Acciones Diferidas constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Unidades de Acciones Diferidas se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse las Unidades de Acciones Diferidas de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de las Unidades de Acciones Diferidas o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information. The Employee is not required to repatriate any funds he or she receives with respect to the Deferred Stock Units and/or the shares of Common Stock (e.g., proceeds from the sale of shares of Common Stock or dividends received) to Chile. However, if the Employee decides to repatriate such funds, he or she must do so through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office) if the amount of the funds repatriated exceeds US$10,000. Further, if the value of the aggregate investments held by the Employee outside of Chile exceeds US$5,000,000 (e.g., shares of Common Stock and cash proceeds acquired under the Plan), the Employee must report the investments annually to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.
Exchange control requirements are subject to change. The Employee should consult with his or her personal legal advisor regarding any exchange control obligations that may apply in connection with the Deferred Stock Units.
Foreign Asset / Account Reporting Information. If the Employee holds shares of Common Stock acquired under the Plan outside Chile, the Employee will be required to inform the Chilean Internal Revenue Service (the “CIRS”) of the details of the Employee’s investment in the shares of Common Stock. Further, if the Employee wishes to receive a tax credit against the Employee’s Chilean income taxes for any taxes paid abroad, the Employee must report the payment of taxes abroad to the CIRS. In either case, the Employee must file Tax Form 1929 by July 1 each year, which should be submitted electronically through the CIRS website: www.sii.cl.
CHINA
TERMS AND CONDITIONS
The following provisions apply to Employees who are exclusively citizens of the People’s Republic of China and who reside in mainland China, and Employees who are otherwise subject to exchange control restrictions applicable to employee stock plans in China, as determined by the Company in its sole discretion.
Settlement of Deferred Stock Units and Sale of Shares. Due to legal restrictions in China, upon the vesting of Deferred Stock Units, the Employee acknowledges that the Deferred Stock Units may be paid to the Employee in cash rather than shares of Common Stock. If shares of Common Stock are issued upon vesting of the Deferred Stock Units, in the Company’s sole discretion, the shares may be required to be immediately sold. Thus, as a condition of the grant of the Deferred Stock Units, the Employee agrees to the immediate sale of any shares of Common Stock issued to Employee upon vesting and settlement of the Deferred Stock Units. The Employee further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Common Stock (on the Employee’s behalf pursuant to this authorization) and the Employee expressly authorizes the Company’s designated broker to complete the sale of such shares. The Employee acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of shares of Common Stock at any particular price. Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Employee in accordance with any applicable exchange control laws and regulations.
In the event that the Employee is not required to sell shares of Common Stock immediately upon vesting, any shares of Common Stock issued to the Employee must be maintained in an account with E*TRADE Financial Corporate Services Inc. (“E*TRADE”) or such other broker as may be designated by the Company until the shares of Common Stock are sold through that broker. If the Company changes its designated broker, the Employee acknowledges and agrees that the Company may transfer any shares of Common Stock issued under the Plan to the new designated broker if necessary for legal or administrative reasons. The Employee agrees to sign any documentation necessary to facilitate the transfer. In addition, the Employee acknowledges and agrees that he or she must sell any shares of Common Stock issued upon vesting as soon as practicable following the termination of the Employee’s employment or other service relationship with the Mondelēz Group and in no event later than six (6) months following the termination of the Employee’s employment or other service relationship with the Mondelēz Group, or within any other such time frame the Company determines to be necessary or advisable to comply with local requirements.
Exchange Control Restrictions. The Employee understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China any proceeds from the sale of shares of Common Stock acquired from the Deferred Stock Units and any dividends and/or dividend equivalents paid to the Employee in cash. The Employee further understands that, under local law, such repatriation of the cash proceeds will be effected through a special exchange control account established by a member of the Mondelēz Group and the Employee hereby consents and agrees that any cash proceeds received in connection with the Plan will be transferred to such special account prior to being delivered to him or her. The proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Employee acknowledges that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be delivered to this account. If the proceeds are converted to local currency, the Employee acknowledges that the Mondelēz Group is under no obligation to secure any currency conversion rate and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Employee agrees to bear any currency fluctuation risk between the date the shares of Common Stock acquired from the Deferred Stock Units are sold or any dividends are paid and the time that (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and (ii) net proceeds are converted to local currency and distributed to the Employee. The Employee acknowledges that the Mondelēz Group will not be held liable for any delay in delivering the proceeds to the Employee. The Employee agrees to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds.
The Employee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. For Deferred Stock Units, these additional requirements may include, but are not limited to, a requirement to maintain any shares of Common Stock acquired from the Deferred Stock Units in an account with a Company-designated broker and/or to sell any shares of Common Stock that the Employee receives immediately upon vesting of the Deferred Stock Units (as explained above) or upon termination of the Employee’s service with the Mondelēz Group.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Chinese residents may be required to report to the SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-Chinese residents, including the Company.
COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the acknowledgments contained in paragraph 13 of the Agreement:
The Employee acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Employee’s “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amounts, subject to the limitations provided in Law 1393/2010.
NOTIFICATIONS
Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia. An offer of shares of Common Stock to employees will not be considered a public offer provided that it meets the conditions set forth in Article 6.1.1.1.1 in Decree 2555, 2010.
Exchange Control Information. Colombian residents must register shares of Common Stock acquired under the Plan, regardless of value, with the Central Bank of Colombia (Banco de la República) as foreign investment held abroad. In addition, the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio).

The Employee is responsible for complying with applicable exchange control requirements in Colombia and the Employee should consult his or her legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations.
Foreign Asset/Account Reporting Information. The Employee must file an annual informative return with the Colombian Tax Office detailing any assets (e.g. shares of Common Stock) held abroad. If the individual value of any of these assets exceeds a certain threshold, the Employee must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
COSTA RICA
There are no country specific provisions.
CROATIA
NOTIFICATIONS
Exchange Control Information. Croatian residents may be required to report any foreign investments (including shares of Common Stock acquired under the Plan) to the Croatian National Bank for statistical purposes and obtain prior approval from the Croatian National Bank for bank accounts opened abroad. However, because exchange control regulations may change without notice, the Employee should consult his or her legal advisor to ensure compliance with current regulations. It is the Employee's responsibility to comply with Croatian exchange control laws.
CZECH REPUBLIC
TERMS AND CONDITIONS
Miscellaneous. The following provision replaces paragraph 21 of the Agreement:
In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS
Exchange Control Information. Czech residents may be required to fulfill certain notification duties in relation to the Deferred Stock Units and the opening and maintenance of a foreign account, including reporting foreign financial assets with a value of CZK 200,000,000 or more. The Employee should consult their personal legal advisor to ensure compliance with the applicable requirements.

DENMARK
TERMS AND CONDITIONS
Stock Option Act. The Employee acknowledges that he or she has received an Employer Statement in Danish, which sets forth the additional terms of the Deferred Stock Units to the extent that the Danish Stock Option Act applies.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Employee is required to report any accounts holding shares of Common Stock or cash established outside Denmark to the Danish Tax Administration as part of his or her tax return under the section related to foreign affairs and income.
ECUADOR
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Individuals who are resident or domiciled in Ecuador are generally required to file an annual Net Worth Declaration with the Internal Revenue Service of Ecuador if the aggregate value of assets held by such individuals exceeds certain thresholds. Assets included in this annual declaration include shares of Common Stock acquired under the Plan. In addition, Ecuadorian resident individuals are required to report on an annual basis, all monetary assets held in foreign financial entities in excess of US$100,000. The Employee should consult his or her legal or tax advisor to ensure compliance with all applicable reporting obligations.
EGYPT
NOTIFICATIONS
Exchange Control Information. If the Employee transfers funds into Egypt in connection with the Deferred Stock Units, the Employee is required to transfer the funds through a registered bank in Egypt.
FINLAND
NOTIFICATIONS
Foreign Asset/Account Reporting Information. There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that the Employee must check their pre-completed tax return to confirm that the ownership of shares of Common Stock and other securities (foreign or domestic) is correctly reported. If the Employee finds any errors or omissions, the Employee must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.
FRANCE
TERMS AND CONDITIONS
Deferred Stock Units Not French-Qualified. The Deferred Stock Units granted under this Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.
Consent to Receive Information in English. By accepting the Grant, the Employee confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. The Employee accepts the terms of those documents accordingly.

En acceptant cette attribution, le Employé confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Employé accepte les dispositions de ces documents en connaissance de cause.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If the Employee holds shares of Common Stock outside France or maintains a foreign bank account, he or she is required to report such to the French tax authorities when filing his or her annual tax return, including any accounts that were closed during the year. Failure to comply could trigger significant penalties. Further, French residents with foreign account balances exceeding €1,000,000 may have additional monthly reporting obligations.
GERMANY
TERMS AND CONDITIONS
Miscellaneous. The following provision replaces paragraph 21 of the Agreement:
In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS
Exchange Control Information. Cross-border payments made or received in excess of €12,500 may need to be reported monthly by accessing the electronic General Statistics Reporting Portal (“Allgemeine Meldeportal Statistik”) via the Bundesbank’s website (www.bundesbank.de), or by such other method and within such other timing as permitted or required by Bundesbank. In addition, the Employee may be required to report the acquisition of securities if the value of the securities acquired exceeds €12,500 to the Bundesbank via email or telephone.
Foreign Asset/Account Reporting Information. German residents holding Common Stock must notify their local tax office if the acquisition of Common Stock under the Plan leads to a so-called qualified participation at any point during the calendar year. A qualified participation is attained only in the unlikely event (i) the Employee owns at least 1% of the Company and the value of the Common Stock acquired exceeds €150,000, or (ii) the Employee holds Common Stock exceeding 10% of the total capital of the Company.
GHANA

There are no country specific provisions.
GREECE
There are no country specific provisions.
GUATEMALA
TERMS AND CONDITIONS
Consent to Receive Information in English. By participating in the Plan, the Employee acknowledges that they have reviewed paragraph 17 of the Agreement and are sufficiently proficient in English, or, alternatively, that Employee will seek appropriate assistance, to understand the terms and conditions in the Agreement.
HONDURAS
There are no country specific provisions.
HONG KONG
TERMS AND CONDITIONS
Securities Law Information. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Employee is advised to exercise caution in relation to the offer. If the Employee is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Employee should obtain independent professional advice. The Deferred Stock Units and any shares of Common Stock issued pursuant to the Grant do not constitute a public offering of securities under Hong Kong law and are available only to Employees of the Mondelēz Group. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Deferred Stock Units and any related documentation are intended only for the personal use of each eligible employee of the Mondelēz Group and may not be distributed to any other person.
Sale of Shares. Shares of Common Stock received under the Plan are accepted as a personal investment. In the event the Deferred Stock Units vest and shares of Common Stock are issued to the Employee within six months of the Grant Date, the Employee agrees that he or she will not dispose of the shares of Common Stock acquired prior to the six-month anniversary of the Grant Date.
HUNGARY
There are no country specific provisions.
INDIA
TERMS AND CONDITIONS
Payment after Vesting. The following provision supplements Section 7 of the Agreement:
Due to regulatory requirements in India, the Company reserves the right to require that the Employee sell all shares of Common Stock delivered to the Employee, either immediately upon receipt of such shares or upon the Employee’s termination of employment from the Mondelēz Group. In this regard, the Employee agrees that the Company is authorized to instruct its designated broker to assist with any such mandatory sale of shares of Common Stock (on the Employee’s behalf pursuant to this authorization), and the Employee expressly authorizes the designated broker to complete the sale of such shares. The Employee also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the

Company (or the designated broker) to effectuate the sale of the shares of Common Stock and shall otherwise cooperate with the Company with respect to such matters, provided that the Employee shall not be permitted to exercise any influence over how, when or whether the sales occur. The Employee acknowledges that the designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Due to fluctuations in the shares of Common Stock price and/or applicable exchange rates between the date the shares of Common Stock are delivered to the Employee and (if later) the date on which the shares of Common Stock are sold, the amount of proceeds ultimately distributed to the v may be more or less than the market value of the shares of Common Stock on the relevant vesting date or the date on which such shares are delivered to the Employee. Upon the sale of the shares of Common Stock, the cash proceeds from the sale of shares (less any applicable Tax-Related Items) will be delivered to the Employee in accordance with applicable laws and regulations, as determined by the Company in its sole discretion.
NOTIFICATIONS
Exchange Control Information. Indian residents are required to repatriate the cash proceeds received upon the sale of shares of Common Stock and convert such proceeds into local currency within specified timeframes as required under applicable regulations. Indian residents also are required to retain the foreign inward remittance certificate as evidence of repatriation.
As exchange control regulations can change frequently and without notice, the Employee should consult his or her personal tax or legal advisor before selling shares of Common Stock to ensure compliance with current regulations.
Foreign Asset/Account Reporting Information. The Employee is required to declare foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in his or her annual tax return. It is the Employee’s responsibility to comply with this reporting obligation and the Employee should consult with his or her personal tax advisor in this regard.
INDONESIA
TERMS AND CONDITIONS
Language Consent and Notification. A translation of the documents relating to this Grant into Bahasa Indonesia can be provided to the Employee upon request to Daning Novianti, My Rewards Advisor ID, at Daning.Novianti@mdlz.com. By accepting the Grant, the Employee (i) confirms having read and understood the documents relating to this Grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Language Consent and Notification. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada Daning Novianti, My Rewards Advisor ID, di Daning.Novianti@mdlz.com. Dengan menerima hibah, anda (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan).
NOTIFICATIONS
Exchange Control Information. Indonesian residents must provide the Indonesian central bank, Bank of Indonesia, with information on foreign exchange activities via a monthly report submitted online through the Bank of Indonesia’s website. The report is due no later than the fifteenth day of the following month in which the foreign exchange activities occurred or within such other timeframe specified by the Bank of Indonesia.

In addition, if the Employee remits funds into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Employee must complete a “Transfer Report Form.” The Transfer Report Form will be provided to the Employee by the bank through which the transaction is made.
Foreign Asset/Account Reporting Information. Indonesian residents have the obligation to report worldwide assets (including foreign accounts and shares of Common Stock acquired under the Plan) in their annual individual income tax return.
IRELAND
TERMS AND CONDITIONS
Miscellaneous. The following provision replaces paragraph 21 of the Agreement:
In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NOTIFICATIONS
Director Notification Requirement. If the Employee is a director, shadow director or secretary of an Irish subsidiary or affiliate, the Employee must notify the Irish subsidiary or affiliate in writing if (1) the Employee receives or disposes of an interest exceeding 1% of the Company (e.g., Deferred Stock Units, shares of Common Stock, etc.), (2) the Employee becomes aware of an event giving rise to a notification requirement, or (3) the Employee becomes a director or secretary if such an interest exists at that time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL

TERMS AND CONDITIONS
Immediate Sale Restriction. As a condition of the grant of Deferred Stock Units, the Employee agrees to the immediate sale of any shares of Common Stock issued to the Employee upon payment and settlement of the Deferred Stock Units. The Employee further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Common Stock (on the Employee’s behalf pursuant to this authorization) and the Employee expressly authorizes the Company’s designated broker to complete the sale of such shares of Common Stock. Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Employee. The Company reserves the right to allow the Employee to hold shares of Common Stock depending on the development of local law.

NOTIFICATIONS

Securities Law Information. The LTI Grant does not constitute a public offering under the Securities Law, 1968.

ITALY

TERMS AND CONDITIONS

Plan Document Acknowledgment. In accepting the grant of Deferred Stock Units, the Employee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix A.

The Employee further acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Global Deferred Stock Unit Agreement: paragraph 1 on Restrictions; paragraph 2 on Termination of Employment Before Vesting Date; paragraph 4 on Transfer Restrictions; paragraph 5 on Withholding Taxes; paragraph 6 on Death of Employee; paragraph 7 on Payment of Deferred Stock Units; paragraph 12 on Grant Confers No Rights to Continued Employment; paragraph 13 on the Nature of the Grant; paragraph 16 on Electronic Delivery and Acceptance; paragraph 17 on Language; paragraph 20 on Entire Agreement; Governing Law; paragraph 21 on Miscellaneous; paragraph 22 on Compliance With Law; paragraph 25 on Imposition of Other Requirements; paragraph 26 on Insider Trading/Market Abuse Laws; paragraph 29 on Waiver and the Data Privacy Notice in the European Union / European Economic Area section of this Appendix A.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Deferred Stock Units) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Deferred Stock Units), are beneficial owners of the investment pursuant to Italian money laundering provisions.

Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the shares of Common Stock on the Nasdaq Global Select Market on December 31 of each year or on the last day the Employee held the shares (in such case, or when the shares of Common Stock are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). The Employee should consult with his or her personal tax advisor about the foreign financial assets tax.

JAPAN

NOTIFICATIONS

Foreign Asset/Account Reporting Information. The Employee will be required to report details of any assets held outside Japan as of December 31st (including any shares of Common Stock acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. The Employee should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Employee and whether the Employee will be required to include details of any outstanding Deferred Stock Units, shares of Common Stock or cash held by the Employee in the report.

KAZAKHSTAN

NOTIFICATIONS
Securities Law Notification. This offer is addressed only to certain eligible employees in the form of the shares of Common Stock to be issued by the Company. Neither the Plan nor the Agreement has been approved, nor do they need to be approved, by the National Bank of Kazakhstan. This offer is intended only for the original recipient and is not for general circulation in the Republic of Kazakhstan.

Exchange Control Information. Residents of Kazakhstan may be required to notify the National Bank of Kazakhstan when they acquire shares of Common Stock under the Plan if the value of such shares of Common Stock exceeds US$100,000.

Please note that the exchange control regulations in Kazakhstan are subject to change. The Employee should consult with their personal legal advisor regarding any exchange control obligations that the Employee may have prior to vesting in the Deferred Stock Units or receiving proceeds from the sale of shares of Common Stock acquired under the Plan. The Employee is responsible for ensuring compliance with all exchange control laws in Kazakhstan.

KENYA
NOTIFICATIONS
Tax Registration Notification. Under Tax Procedure Act, 2015, the Employee is required to complete and submit a tax registration application to the Commissioner of Income Tax within 30 days of first vesting in the Deferred Stock Units. The registration should be completed through the online portal “I TAX” and is a one-time only registration. The Employee is solely responsible for ensuring compliance with all registration requirements in Kenya.
LEBANON
NOTIFICATIONS
Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Mondelēz Group.
LITHUANIA
There are no country specific provisions.
MALAYSIA
TERMS AND CONDITIONS
Data Privacy Notice. The following provision replaces in its entirety paragraph 14 of the Agreement:

The Employee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement and any other Deferred Stock Unit grant materials (“Data”) by and among, as applicable, the Employer and the Mondelēz Group for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan. The Data is supplied by the Employer and also by the Employee through information collected in connection with the Agreement and the Plan.
The Employee understands that the Company and the Employer may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Deferred Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Employee understands that Data will be transferred to E*TRADE Financial Corporate Services Inc. (“E*TRADE”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, or such other public accounting firm that may be engaged by the Company in the future. The Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country. The Employee understands that the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative at Mondelez Malaysia Sales Sdn Bhd, Lot 9.01 Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia. The Employee authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that the Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. Further, the Employee understands that he or she is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant the Employee Deferred Stock Units or other equity awards or administer or maintain such awards. The Employee also understands that the Company has no obligation to substitute other forms of awards or compensation in lieu of the Deferred Stock Units as a consequence of the Employee’s refusal or withdrawal of his or her consent. Therefore, the Employee understands that refusing or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

Pekerja dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Pekerja seperti yang diterangkan dalam Perjanjian ini serta mana-mana bahan-bahan geran Unit Saham Tertunda (“Data”) oleh dan di antara, seperti mana yang terpakai, Majikan serta Kumpulan Mondelez untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Pekerja dalam Pelan. Data telah dibekalkan oleh pihak Majikan dan juga oleh Pekerja melalui informasi yang telah dikumpul berkaitan dengan Perjanjian dan Pelan.
Pekerja memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Pekerja, termasuk, tetapi tidak terhad kepada, nama Pekerja, alamat rumah dan nombor telefon, almat emal, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham atau jawatan pengarah yang dipegang dalam Syarikat, maklumat berkaitan semua Unit Saham Tertunda atau apa-apa kelayakan lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Pekerja, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Pekerja memahami bahawa Data tersebut akan dipindahkan ke E*TRADE Financial Corporate Services Inc. (“E*TRADE”) atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa hadapan, yang membantu Syarikat melaksanakan, mentadbir dan menguruskan Pelan tersebut. Pekerja memahami bahawa Data juga mungkin dipindahkan kepada firma akauntansi awam berdaftar bebas Syarikat, PricewaterhouseCoopers LLP, atau firma akauntansi awam lain yang mungkin digunakan oleh Syarikat pada masa hadapan. Pekerja turut memahami bahawa penerima Data mungkin berada di Amerika Syarikat atau negara lain dan negara asal penerima Data (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang data peribadi serta perlindungan yang berbeza daripada negara asal Pekerja. Pekerja memahami bahawa Pekerja boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Pekerja di Mondelez Malaysia Sales Sdn Bhd, Lot 9.01 Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia.
Pekerjadengan ini membenarkan Syarikat, E*TRADE dan mana-mana pihak yang mungkin menerima Data yang mungkin membantu pihak Syarikat (sekarang atau pada masa hadapan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, mempunya, mengguna, menyimpan serta memindah Data tersebut, dalam bentuk elektronik atau lain-lain, bagi tujuan tunggal untuk melaksana, mentadbir dan mengurus penyertaan Pekerja dalam Pelan. Pekerja memahami bahawa Data hanya akan disimpan untuk tempoh yang diperlukan untuk melaksana, mentadbir, dan mengurus penyertaan Pekerja dalam Pelan. Pekerja memahami bahawa Pekerja boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa sebarang kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Selanjutnya, Pekerja memahami bahawa Pekerja memberikan persetujuan di sini secara sukarela. Jikalau, Pekerja tidak bersetuju, atau sekiranaya Pekerja kemudiannya membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjaya Pekerja dengan Majikan tidak akan terjejas; satu-satunya akibat jika Pekerja tidak bersetuju atau menarik balik persetujuan Pekerja adalah bahawa Syarikat tidak akan dapat memberikan kepada Pekerja opsyen atau anugerah-anugerah ekuiti yang lain atau mentadbir atau mengekalkan anugerah tersebut. Pekerja turut memahami bahawa pihak Syarikat tidak mempunyai sebarang kewajiban untuk menggantikan bentuk anugerah yang lain atau memberikan sebarang bentuk kompensasi sebagai pengganti opsyen disebabkan keengganan atau penarikan balik persetujuan Pekerja. Oleh kerana itu, Pekerja memahami bahawa keengganan atau penarikan balik persetujuan Pekerja boleh menjejaskan keupayaan Pekerja untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Pekerja untuk memberikan keizinan atau penarikan balik keizinan, Pekerja memahami bahawa Pekerja boleh menghubungi wakil sumber manusia tempatannya.

NOTIFICATIONS
Director Notification Obligation. If the Employee is a director of the Company’s Malaysian subsidiary or affiliate, the Employee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when the Employee receives or disposes of an interest (e.g., Deferred Stock Units or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
TERMS AND CONDITIONS
Labor Law Policy. In accepting the grant of the Deferred Stock Units, the Employee expressly recognizes that Mondelēz International, Inc., with registered offices at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A., is solely responsible for the administration of the Plan and that the Employee’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between the Employee and Mondelēz International, Inc. since the Employee is participating in the Plan on a wholly commercial basis and his or her sole Employer is Mondelēz México, S. de R.L. de C.V., located at Avenida Santa Fe 485, Piso 7, Colonia Cruz Manca, Mexico City, C.P. 05349 Mexico. Based on the foregoing, the Employee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Employee and the Employer, Mondelēz México, S. de R.L. de C.V., and do not form part of the employment conditions and/or benefits provided by Mondelēz México, S. de R.L. de C.V., and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Employee’s employment.
The Employee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Mondelēz International, Inc.; therefore, Mondelēz International, Inc. reserves the absolute right to amend and/or discontinue the Employee’s participation at any time without any liability to the Employee.
Plan Document Acknowledgment. By accepting the Deferred Stock Units, the Employee acknowledges that he or she has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by accepting the Agreement, the Employee further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in paragraph 13 of the Agreement (“Nature of the Grant.”), in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by Mondelēz International, Inc. on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither Mondelēz International, Inc. nor any subsidiary or affiliate is responsible for any decrease in the value of the shares of Common Stock underlying the Deferred Stock Units.
Finally, the Employee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Mondelēz International, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Employee therefore grants a full and broad release to Mondelēz International, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
TÉRMINOS Y CONDICIONES
Política Laboral y Reconocimiento/Aceptación. Al aceptar el otorgamiento de las Acciones Diferidas, el Empleado expresamente reconoce que Mondelēz International, Inc., con domicilio registrado ubicado en 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A., es la única responsable por la administración del Plan y que la participación del Empleado en el Plan y en su caso la adquisición de

Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Empleado y Mondelēz International, Inc., ya que el Empleado participa en el Plan en un marco totalmente comercial y su único Patrón lo es Mondelēz México, S. de R.L. de C.V. con domicilio en Avenida Santa Fe 485, Piso 7, Colonia Cruz Manca, Mexico City, C.P. 05349 Mexico. Derivado de lo anterior, el Empleado expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Empleado y el Patrón, Mondelēz México, S. de R.L. de C.V. y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Mondelēz México, S. de R.L. de C.V. y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Empleado.
Asimismo, el Empleado reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Mondelēz International, Inc.; por lo tanto, Mondelēz International, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Empleado en cualquier momento y sin responsabilidad alguna frente el Empleado.
Reconocimiento del Plan de Documentos. Al aceptar el otorgamiento de las Acciones Diferidas, el Empleado reconoce que ha recibido copias del Plan, que ha revisado el Plan y el Acuerdo en su totalidad y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al aceptar el Acuerdo, el Empleado reconoce que ha leído y que aprueba específica y expresamente los términos y condiciones contenidos en el párrafo 13 del Acuerdo (“La Naturaleza del Otorgamiento”) en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecido por Mondelēz International, Inc. de forma completamente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) ni Mondelēz International, Inc. ni de cualqiuer Sociedad controlante, Subsidiaria o Filial son responsables por ninguna disminución en el valor de las Acciones subyacentes de las Acciones Diferidas.
Finalmente, el Empleado por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Mondelēz International, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Empleado otorga el más amplio finiquito que en derecho proceda a Mondelēz International, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.
NOTIFICATIONS
Securities Law Information. The Deferred Stock Units and the shares of Common Stock offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Deferred Stock Units may not be publicly distributed in Mexico. These materials are addressed to the Employee only because of the Employee’s existing relationship with the Company Group and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Mondelēz México, S. de R.L. de C.V. made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
MOROCCO
TERMS AND CONDITIONS
Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Morocco shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date.

NETHERLANDS
TERMS AND CONDITIONS
Miscellaneous. The following provision replaces paragraph 21 of the Agreement:
In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
NEW ZEALAND
NOTIFICATIONS
Securities Law Information. WARNING: The Employee is being offered Deferred Stock Units which allows the Employee to acquire shares of Common Stock in accordance with the terms of the Plan and the Agreement. The shares of Common Stock, if issued, give the Employee a stake in the ownership of the Company. The Employee may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, the Employee will be paid only after all creditors and holders of preferred shares have been paid. The Employee may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Employee may not be given all the information usually required. The Employee will also have fewer other legal protections for this investment.
The Employee understands that he or she should ask questions, read all documents carefully, and seek independent financial advice before participating in the Plan.
The shares of Common Stock are quoted and approved for trading on the Nasdaq Global Select Market in the United States of America. This means that, if the Employee acquires shares of Common Stock under the Plan, the Employee may be able to sell his or her investment on the Nasdaq if there are interested buyers. The price will depend on the demand for the shares of Common Stock.
For information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, the Employee should refer to the risk factors discussion in the Company’s Annual

Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://ir.mondelezinternational.com/sec.cfm.
NIGERIA
There are no country specific provisions.
NORWAY
NOTIFICATIONS
Exchange Control Information. In general, Norwegian residents should not be subject to any foreign exchange requirements in connection with the acquisition or sale of shares of Common Stock under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If the transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.
PAKISTAN
NOTIFICATIONS
Exchange Control Information. The Employee is required immediately to repatriate to Pakistan the proceeds from the sale of any Common Stock acquired from participation in Plan, including the proceeds from the sale of Common Stock acquired upon vesting of the Deferred Stock Units. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. The Employee should consult his or her personal advisor prior to repatriation of the sale proceeds to ensure compliance with applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The Employee is responsible for ensuring compliance with all exchange control laws in Pakistan.
PANAMA

NOTIFICATIONS
Securities Law Information. Neither the Deferred Stock Units nor any shares of Common Stock that the Employee may acquire at vesting of the Deferred Stock Units constitute a public offering of securities, as they are available only to eligible employees of the Mondelēz Group.

PERU
TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the acknowledgment contained in paragraph 13 of the Agreement:
By accepting the Deferred Stock Units, the Employee acknowledges, understands and agrees that the Deferred Stock Units are being granted ex gratia to the Employee.
NOTIFICATIONS
Securities Law Information. The grant of Deferred Stock Units is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, the Employee should refer to the Plan, the Agreement and any other grant documents made available by the Company. For more information regarding the Company, the Employee may refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov.

PHILIPPINES
TERMS AND CONDITIONS
Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in the Philippines shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date.
POLAND
NOTIFICATIONS
Exchange Control Information. Polish residents who maintain bank or brokerage accounts holding cash and foreign securities (including shares of Common Stock) abroad must report information to the National Bank of Poland on transactions and balances of the securities deposited in such accounts if the value of such transactions or balances (calculated individually or together with other assets or liabilities held abroad) exceeds certain thresholds. If required, the reports are due on a quarterly basis. Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000, however, if the transfer of funds is connected with the business activity an entrepreneur, the threshold is PLN 15,000). Further, upon the request of a Polish bank, Polish residents are required to inform the bank about all foreign exchange transactions performed through such bank. In addition, Polish residents are required to store documents connected with any foreign exchange transaction for a period of five years from the date the transaction occurred.
PORTUGAL
TERMS AND CONDITIONS
Language Consent. The Employee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (“Agreement” em inglês).
NOTIFICATIONS
Exchange Control Information. If the Employee acquires shares of Common Stock under the Plan and does not hold the shares of Common Stock with a Portuguese financial intermediary, he or she may need to file a report with the Portuguese Central Bank. If the shares of Common Stock are held by a Portuguese financial intermediary, it will file the report for the Employee.
PUERTO RICO
There are no country specific provisions.
ROMANIA
NOTIFICATIONS
Exchange Control Information. If the Employee deposits proceeds from the sale of Common Stock in a bank account in Romania, the Employee may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. The Employee should consult with a personal legal advisor to determine whether the Employee will be required to submit such documentation to the Romanian bank.
RUSSIA
TERMS AND CONDITIONS
Securities Law Information. This Agreement, the Plan and all other materials that the Employee may receive concerning the Deferred Stock Units and the Employee’s participation in the Plan do not constitute advertising or an offering of securities in Russia. The Common Stock to be issued upon the vesting of the Deferred Stock Units has not and will not be registered in Russia and, therefore, the Common Stock described in any Plan documents may not be offered or placed in public circulation in Russia. In no event will Common Stock to be issued upon the vesting of the Deferred Stock Units be delivered to the Employee in Russia. All Common Stock acquired under the Plan will be maintained on the Employee’s behalf outside of Russia. The Employee will not be permitted to sell Common Stock directly to a Russian legal entity or resident.
Settlement of Deferred Stock Units and Sale of Shares. The Employee understands that no shares of Common Stock will be issued upon vesting of the Deferred Stock Units if the Company, in its sole discretion, determines that such issuance would not comply with applicable laws and regulations in Russia. Notwithstanding anything to the contrary in the Agreement, depending on the development of local regulatory requirements, the Employee acknowledges that the Deferred Stock Units may be paid to the Employee in cash rather than shares of Common Stock. If shares of Common Stock are issued upon vesting of the Deferred Stock Units, in the Company’s sole discretion, the shares may be required to be immediately sold. The Employee further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Common Stock (on the Employee’s behalf pursuant to this authorization) and the Employee expressly authorizes the Company’s designated broker to complete the sale of such shares. Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Employee in accordance with any applicable exchange control laws and regulations.
Data Privacy. The following provision supplements paragraph 14 of the Agreement:
The Employee understands and agrees that he or she must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, the Employee understands and agrees that if the Employee does not complete and return a Consent form to the Company, the Company will not be able to grant Deferred Stock Units to the Employee or other Grants or administer or maintain such Grants. Finally, the Employee understands that the Company has no obligation to substitute other forms of Grants or compensation in lieu of the Deferred Stock Units if the Employee fails to complete and return the Consent. Therefore, the Employee understands that refusing to complete a Consent form or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan.
NOTIFICATIONS
Exchange Control Information. The Employee is responsible for complying with any and all Russian foreign exchange control requirements in connection with the Deferred Stock Units, any shares of Common Stock acquired and funds remitted into Russia in connection with the Plan. This may include, in certain circumstances, reporting and repatriation requirements. The foreign exchange control rules and regulations in Russia are subject to frequent change. The Employee should contact their personal advisor to determine applicability of all repatriation, remittance or other exchange control requirements to ensure compliance with all applicable exchange control requirements prior to vesting in the Deferred Stock Units and/or selling shares of Common Stock.
Labor Law Information. If the Employee continues to hold shares of Common Stock acquired at vesting of Deferred Stock Units after an involuntary termination of employment, the Employee will not be eligible to receive unemployment benefits in Russia.

Foreign Asset/Account Reporting Information. Russian residents are required to report the opening, closing or change of details of any foreign brokerage account to the Russian tax authorities within one (1) month of opening, closing or change of details of such account. Russian residents are also required to submit an annual cash flow report for any such foreign brokerage account on or before June 1 of the following year. Reporting requirements were further revised effective August 11, 2020 to expand the reporting requirement to include financial assets (including Common Stock) transactions in offshore accounts. Non-compliance with the reporting obligations could impact the Employee’s ability to vest, receive shares of Common Stock pursuant to Deferred Stock Units, maintain the account outside of Russia and participate in the Plan. The Employee should consult with their personal legal advisor to determine the applicability of these reporting requirements to any brokerage account opened in connection with participation in the Plan.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, the Employee should inform the Company if the Employee is covered by these laws because the Employee should not hold shares of Common Stock acquired under the Plan.
SAUDI ARABIA
TERMS AND CONDITIONS
Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Saudi Arabia shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date less any Tax-Related Items.
NOTIFICATIONS
Securities Law Information. This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted (e.g., Employees) under the Offer of Securities Regulations and Continuing Obligations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If the Employee does not understand the contents of this document he or she should consult an authorized financial advisor.
SERBIA
NOTIFICATIONS
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Employee is permitted to acquire shares of Common Stock under the Plan and hold the shares and any proceeds from the sale of shares of Common Stock in a U.S. brokerage account or other foreign brokerage account. However, the Employee needs permission from the National Bank of Serbia to hold any proceeds from the sale of shares of Common Stock in an offshore bank account. Because the exchange control regulations in Serbia may change without notice, the Employee should consult with his or her personal advisor to ensure compliance with applicable exchange control laws.
SINGAPORE
TERMS AND CONDITIONS

Sale Restriction. The Employee agrees that any shares of Common Stock acquired pursuant to the Deferred Stock Units will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any applicable provisions of the SFA.
NOTIFICATIONS
Securities Law Information. The grant of Deferred Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made to the Employee with a view to the Deferred Stock Units being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. The directors, associate directors and shadow directors of a Singapore subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. The directors, associate directors and shadow directors must notify the Singapore subsidiary or affiliate in writing of an interest (e.g., Deferred Stock Units, shares of Common Stock, etc.) in the Company or any related companies within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming a director, associate director or shadow director. If the Employee is the chief executive officer (“CEO”) of a Singapore subsidiary or affiliate and the above notification requirements are determined to apply to the CEO of a Singapore subsidiary or affiliate, the above notification requirements also may apply to the Employee.
SLOVAK REPUBLIC
There are no country specific provisions.
SLOVENIA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. Slovenian residents may be required to report the opening of bank and/or brokerage accounts to tax authorities within eight (8) days of opening such account. The Employee should consult with his or her personal tax advisor to determine whether this requirement will be applicable to any accounts opened in connection with the Employee’s participation in the Plan (e.g., the Employee’s brokerage account with the Company’s designated broker).
SOUTH AFRICA
TERMS AND CONDITIONS
Securities Law Notice. In compliance with South African Securities Law, the documents listed below are available for the Employee’s review on the Company’s public site or intranet site, as applicable, as listed below:
1.The Company’s most recent Annual Report (Form 10-K): from the investor relations section of the Company’s website at http://www.mondelezinternational.com/investors.
2.The Company’s most recent Plan prospectus: a copy of which can be found on the Company’s Intranet site located at: https://intranet.mdlz.com/sites/globalhr/comp/Pages/Legal-Documents.aspx.
The Employee acknowledges that he or she may have copies of the above documents sent to him or her, at no charge, on written request being mailed to Corporate Secretary, Mondelēz International, Inc., 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. The telephone number at the executive offices is +1 847-943-4000.

Withholding Taxes. The following provision supplements paragraph 5 of the Agreement:
By accepting the Deferred Stock Units, the Employee understands and acknowledges that he or she is required to notify the Employer of the amount of any gain realized upon vesting of the Deferred Stock Units.
Exchange Control Obligations. The Employee is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, the Employee should consult his or her legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Employee’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
SOUTH KOREA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. South Korean residents must declare all foreign financial accounts (e.g., non-South Korean bank accounts, brokerage accounts, etc.) to the South Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. The Employee should consult with his or her personal tax advisor to determine how to value the Employee’s foreign accounts for purposes of this reporting requirement and whether the Employee is required to file a report with respect to such accounts.
SPAIN
TERMS AND CONDITIONS
Nature of Grant. The following provision supplements paragraph 13 of the Agreement:
In accepting the Deferred Stock Units, the Employee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Employee understands and agrees that, as a condition of the grant of the Deferred Stock Units, except as provided for in paragraph 2 of the Agreement, the termination of the Employee’s employment for any reason (including for the reasons listed below) will automatically result in the loss of the Deferred Stock Units that may have been granted to the Employee and that have not vested on the date of termination.
In particular, the Employee understands and agrees that any unvested Deferred Stock Units as of Employee’s termination date will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, the Employee understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Deferred Stock Units under the Plan to individuals who may be employees of the Mondelēz Group. The decision is a limited decision that is entered into upon the express assumption and condition that any Grant will not economically or otherwise bind the Mondelēz Group on an ongoing basis other than to the extent set forth in the Agreement. Consequently, the Employee understands that the Deferred Stock Units are granted on the assumption and condition that the Deferred Stock Units and the shares of Common Stock issued upon vesting shall not become a part of any employment or contract

(with the Mondelēz Group, including the Employer) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Furthermore, the Employee understands and freely accepts that there is no guarantee that any benefit whatsoever will arise from the Deferred Stock Units, which is gratuitous and discretionary, since the future value of the underlying shares of Common Stock is unknown and unpredictable. In addition, the Employee understands that the grant of the Deferred Stock Units would not be made to the Employee but for the assumptions and conditions referred to above; thus, the Employee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant to the Employee of the Deferred Stock Units shall be null and void.
NOTIFICATIONS
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. If the Employee holds 10% or more of the Company’s share capital, the Employee must declare the acquisition, ownership and disposition of shares of Common Stock to the Spanish Dirección General de Comercio e Inversiones of the Ministry of Economy and Competitiveness.
In addition, the Employee may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to the Employee by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.
Foreign Asset/Accounting Reporting Information. If the Employee holds rights or assets (e.g., shares of Common Stock or cash held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, the Employee is required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000, or if ownership of the asset is transferred or relinquished during the year. If the value of such rights and/or assets does not exceed €50,000, a summarized form of declaration may be presented. The reporting must be completed by the March 31 each year. The Employee should consult his or her personal tax advisor for details regarding this requirement.
SWAZILAND
There are no country specific provisions.
SWEDEN
TERMS AND CONDITIONS
Withholding Taxes. The following provision supplements paragraph 5 of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in paragraph 5 of the Agreement, by accepting the Deferred Stock Units, the Employee authorizes the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to the Employee upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND

NOTIFICATIONS
Securities Law Information. Neither this document nor any other materials relating to the Deferred Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Employee of the Mondelēz Group or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
TAIWAN
TERMS AND CONDITIONS
Data Privacy Consent. The Employee hereby acknowledges that he or she has read and understood the terms regarding collection, processing and transfer of Data contained in paragraph 14 of the Agreement and by participating in the Plan, the Employee agrees to such terms. In this regard, upon request of the Company or the Employer, the Employee agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Employee’s country, either now or in the future. The Employee understands he or she will not be able to participate in the Plan if the Employee fails to execute any such consent or agreement.
NOTIFICATIONS
Securities Law Information. The Deferred Stock Units and the shares of Common Stock to be issued pursuant to the Plan are available only to employees of the Mondelēz Group. The grant of Deferred Stock Units does not constitute a public offer of securities.
Exchange Control Information. The Employee may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) into Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, the Employee must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. The Employee should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
NOTIFICATIONS
Exchange Control Information. If the proceeds from the sale of shares of Common Stock are equal to or greater than US$1,000,000 in a single transaction, the Employee must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds and then either convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with a commercial bank in Thailand within 360 days of repatriation. In addition, the Employee must provide details of the transaction (i.e., identification information and purposes of the transaction) to the receiving bank. If the Employee fails to comply with these obligations, the Employee may be subject to penalties assessed by the Bank of Thailand.
The Employee should consult his or her personal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Common Stock into Thailand. The Employee is responsible for ensuring compliance with all exchange control laws in Thailand.
TURKIYE
NOTIFICATIONS

Securities Law Information. Under Turkish law, the Employee is not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the Nasdaq Global Select Market, which is located outside Turkey and the shares of Common Stock may be sold through this exchange.
Exchange Control Information. The Employee may be required to engage a Turkish financial intermediary to assist with the sale of shares of Common Stock acquired under the Plan. To the extent a Turkish financial intermediary is required in connection with the sale of any shares of Common Stock acquired under the Plan, the Employee is solely responsible for engaging such Turkish financial intermediary. The Employee should consult his or her personal legal advisor prior to the vesting of the Deferred Stock Units or any sale of shares of Common Stock to ensure compliance with the current requirements.
UKRAINE
TERMS AND CONDITIONS
Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Ukraine shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date.
NOTIFICATIONS
Exchange Control Information. The Employee is solely responsible for complying with applicable Ukraine exchange control regulations. Since the exchange control regulations change frequently and without notice, the Employee should consult his or her legal advisor prior to the acquisition or sale of shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Employee’s responsibility to comply with the Ukraine exchange control laws, and the Mondelēz Group will not be liable for any fines or penalties resulting from the Employee ‘s failure to comply with applicable laws.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. Participation in the Plan is being offered only to selected Employees and is in the nature of providing equity incentives to Employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If the Employee does not understand the contents of the Plan and the Agreement, the Employee should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM (“U.K.”)
TERMS AND CONDITIONS
Miscellaneous. The following provision replaces paragraph 21 of the Agreement:

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.
For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).
Withholding Taxes. The following provision supplements paragraph 5 of the Agreement:
Without limitation to paragraph 5 of the Agreement, the Employee hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, as applicable, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Employee also hereby agrees to indemnify and keep indemnified the Company and the Employer, as applicable, against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Employee’s behalf.
Notwithstanding the foregoing, if the Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Employee understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Employee, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Employee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Employee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from the Employee by any of the means referred to in paragraph 5 of the Agreement.
In addition, the Employee agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Employee may have to recover any overpayment from the relevant tax authorities.
UNITED STATES
TERMS AND CONDITIONS

Data Privacy Terms. This provision supplements paragraph 14 of the Agreement:

The Company does not sell the Employee's Personal Data or share it for cross-context behavioral advertising. If the Employee would like a copy of the Company’s privacy policy, please contact a local human resources representative.
NOTIFICATIONS

Foreign Asset/Accounting Reporting Information. If the Employee holds assets (i.e., Deferred Stock Units or Common Stock) or other financial assets in an account outside the United States and the aggregate amount of said assets is US$10,000 or more, the Employee is required to submit a report of Foreign Bank and Financial Account with the United States Internal Revenue Service by June 30 of the year following the year in which the assets in the Employee’s account meet the US$10,000 threshold.
URUGUAY
TERMS AND CONDITIONS
Data Privacy Consent. The Employee understands that the Data will be collected by the Employer and will be transferred to the Company at 905 West Fulton Market, Suite 200, Chicago, Illinois 60607, U.S.A. and/or any financial institutions or brokers involved in the management and administration of the Plan. The Employee further understands that any of these entities may store the Data for purposes of administering the Employee’s participation in the Plan.
VENEZUELA
TERMS AND CONDITIONS
Investment Representation. As a condition of the grant of the Deferred Stock Units, the Employee acknowledges and agrees that any shares of Common Stock the Employee may acquire upon the settlement of the Deferred Stock Units are acquired as and intended to be an investment rather than for the resale of the shares of Common Stock and conversion of shares into foreign currency.
Exchange Control Information. Exchange control restrictions may limit the ability to vest in the Deferred Stock Units or remit funds into Venezuela following the receipt of the cash proceeds from the sale of shares of Common Stock acquired upon settlement of the Deferred Stock Units under the Plan. The Company reserves the right to further restrict the settlement of the Deferred Stock Units, or to amend or cancel the Deferred Stock Units at any time, in order to comply with the applicable exchange control laws in Venezuela. The Employee is responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Employee’s failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, the Employee should consult with his or her personal legal advisor before accepting the Deferred Stock Units to ensure compliance with current regulations.
NOTIFICATIONS
Securities Law Information. The Deferred Stock Units granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations.
VIETNAM
TERMS AND CONDITIONS
Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Vietnam shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date less any Tax-Related Items.